Exhibit 10.5

FIFTH AMENDMENT TO
AMENDED & RESTATED PARTNERSHIP AGREEMENT

          THIS FIFTH AMENDMENT (the “Fifth Amendment”), dated as of February 15, 2005, to the Amended and Restated Partnership Agreement, dated as of March 22, 1999, as amended by the First Amendment dated as of November 15, 1999, the Second Amendment dated as of November 18, 1999, the Third Amendment dated as of May 1, 2003 and the Fourth Amendment dated as of January 27, 2004 (collectively, the “Partnership Agreement”), of ACADIA REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”). Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Partnership Agreement.

BACKGROUND

          The Partnership is a party to a certain Agreement of Contribution dated as of February 15, 2005 (the “Contribution Agreement”) pursuant to which, among other things, the Partnership has agreed to acquire the balance of the Retail Services Business of Klaff Realty, LP and Klaff Realty, Limited not previously acquired, in consideration for, among other things, Common Units in the Partnership. Pursuant to Section 3.2(B) of the Partnership Agreement, the General Partner of the Partnership has the power and authority to issue additional Partnership Interests to Persons in exchange for additional Capital Contributions.

          The General Partner, pursuant to the exercise of such authority and in accordance with Section 12(C) of the Partnership Agreement, has determined to execute this Fifth Amendment to the Partnership Agreement to evidence the issuance of additional Partnership Interests and the admission of the other signatory hereto (the “Contributor”) as a Limited Partner of the Partnership.

          NOW, THEREFORE, the parties hereto, for good and sufficient consideration and intending to be legally bound, hereby amend the Partnership Agreement as follows:

          1. Annex “A” of the Partnership Agreement is hereby deemed amended and restated to reflect the admission as a Limited Partner on the date hereof of the Contributor whose authorized signature appears on the signature page hereto and which shall have 250,000 Common Units. Annex “B” of the Partnership Agreement is hereby deemed amended and restated to reflect the Capital Contributions made by the Contributor.

          2. The Common Units issued hereby shall have the rights, preferences, privileges and designations set forth in the Partnership Agreement.

          3. By execution of this Fifth Amendment to the Partnership Agreement, the Contributor agrees to be bound by each and every term of the Partnership Agreement as amended hereby from and after the date hereof.

          4. This Fifth Amendment may be executed in counterparts, each of which shall constitute an original, but all together shall constitute one and the same document

          5. Except as expressly set forth in this Fifth Amendment, the Partnership Agreement is hereby ratified and confirmed in each and every respect.

          IN WITNESS WHEREOF, this Fifth Amendment to the Partnership Agreement is executed and delivered as of the date first written above.

ACADIA REALTY TRUST

By:	/s/ Kenneth F. Bernstein

Name: Kenneth F. Bernstein
Title: President

ACADIA REALTY LIMITED PARTNERSHIP

By:	Acadia Realty Trust, its General Partner

	By:	/s/ Kenneth F. Bernstein

Name: Kenneth F. Bernstein
Title: President

CONTRIBUTOR:

KLAFF REALTY, LP

By:	Klaff Realty Limited, its general partner

	By:	/s/ Hersch M. Klaff

Name: Hersch M. Klaff
Title: President

ANNEX A

Name of Partner	OP Units

Klaff Realty, LP	250,000